CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-28403), Form S-8 (33-46092), Form S-3 (No. 33-59882),
and in the related Prospectuses of our report dated October 29, 1992, with respect to the consolidated financial statements of Eagle Financial Corp. incorporated by reference in Form 10-K/A for the year ended September 30, 1993.


                                           /s/ Ernst & Young

Hartford, Connecticut
March 16, 1994
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